Exhibit 10.57

SECOND FORBEARANCE AGREEMENT

THIS SECOND FORBEARANCE AGREEMENT (this “Second Forbearance Agreement”) effective as of April 29, 2009 among AEROGROW INTERNATIONAL, INC., a Nevada corporation (“Borrower”), Jack J. Walker, a Colorado resident (“Guarantor”; Borrower and Guarantor are sometimes referred to herein individually as an “Obligor” and collectively as “Obligors”), and FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of June 23, 2008 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender agreed to extend certain financial accommodations to Borrower; and

WHEREAS, Borrower violated certain financial covenants under the Loan Agreement; and

WHEREAS, on January 31, 2009, Borrower and Lender entered into a Forbearance Agreement (the “First Forbearance Agreement”) in which Lender agreed to temporarily forbear from exercising its rights and remedies under the Loan Agreement, subject to Borrower’s compliance with certain terms and conditions; and

WHEREAS, Borrower failed to comply with Section 6(f) of the First Forbearance Agreement; and

WHEREAS, as a result of Borrower’s failure to comply with the First Forbearance Agreement, Lender has the right, as set forth in the First Forbearance Agreement, the Loan Agreement and the other Loan Documents, to immediately exercise all of its rights and remedies with respect to the Collateral, Borrower and Guarantors, all without notice to Borrower, Guarantors or any other Person; and

WHEREAS, Obligors have asked Lender to temporarily forbear from exercising its rights and remedies with respect to the defaults described above, as more particularly described herein; and

WHEREAS, Lender is willing to grant such temporary forbearance, subject to the terms and conditions set forth herein; and

WHEREAS, Borrower and Lender desire to temporarily amend the Loan Agreement and the First Forbearance Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2.           Borrower acknowledges and agrees that (i) Borrower has failed to comply with Section 6(f) of the First Forbearance Agreement, and (ii) the foregoing failure to comply with the First Forbearance Agreement constitutes a Default under the Loan Agreement and is referred to herein as the “Existing Default.”

3.           In order to induce Lender to enter into this Second Forbearance Agreement and to grant the forbearance contemplated hereby, Borrower and Guarantor hereby acknowledge and agree with Lender as follows:

(a)	The facts set forth in the recitals to this Second Forbearance Agreement are true and correct in all material respects.

(b)
The Loan Agreement, the Guaranty, as amended (the “Guaranty”) and the other Loan Documents constitute the valid, binding and enforceable obligations of each Obligor thereto to Lender, Lender has a valid and perfected security interest in and to the Collateral, and each Obligor hereby reaffirms such Obligor’s obligations to Lender under each of the Loan Documents to which such Obligor is a party.

(c)
 As of the date hereof, the outstanding principal balance of the loans outstanding under the Loan Agreement is $5,177,838.58.  Such amount, together with all accrued interest thereon, is validly owing by Borrower and Guarantor to Lender and is not subject to any right of offset, claim or counterclaim in favor of Borrower, Guarantor or any other Person.

4.           In consideration of Borrower’s timely and strict compliance with Borrower’s agreements set forth in the Loan Agreement and in this Second Forbearance Agreement, and in reliance upon the representations, warranties, agreements and covenants of Obligors, other than by Guarantor, set forth herein, Lender agrees to forbear until the Forbearance Termination Date (as defined below) from exercising its rights and remedies under the Loan Agreement and the other Loan Documents as a result of the Existing Defaults.  Lender reserves its rights and remedies at all times with respect to any Default under the Loan Agreement, the Guaranty, the First Forbearance Agreement, this Second Forbearance Agreement or any other Loan Document other than the Existing Defaults, whether presently existing or occurring hereafter.  At any time on or after the Forbearance Termination Date, Lender may exercise any and all of its rights and remedies under or with respect to the Loan Agreement, the Guaranty, the First Forbearance Agreement, this Second Forbearance Agreement and the other Loan Documents, whether relating to the Existing Default or otherwise.  As used herein, “Forbearance Termination Date” means the earlier of (x) June 30, 2009, (y) the date of the occurrence of a Default other than an Existing Default (whether any such Default first occurred or arose on, prior or after the date hereof), and (z) the default or breach by any Obligor of any of the covenants, agreements, representations and warranties set forth in this Second Forbearance Agreement.

5.           In conjunction with the forbearance contemplated in this Second Forbearance Agreement, from the date of this Second Forbearance Agreement through and including the Forbearance Termination Date, the Loan Agreement is amended as follows:

(a)           Item 1(a)(ii) of the Schedule to the Loan Agreement is amended by deleting the item in its entirety (including the proviso at the end of Item 1(a)(ii)(B) of the Schedule) and replacing it with the following in     lieu thereof:

“(ii)         the sum of :

(A)	85% of the dollar amount of Eligible Accounts; plus

(B)	the lessor of

(i)                 $6,000,000, or

(ii)                80% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory.

On July 1, 2009, the amendment to Item 1(a)(ii) of the Schedule set forth above shall cease to be effective, and the terms of Item 1(a)(ii) of the Schedule shall revert back to those terms otherwise in effect under the Loan Agreement.

6.           Borrower and Lender agree to the make the following amendments and modifications to the First Forbearance Agreement, and except as amended and modified below, the First Forbearance Agreement will remain in full force and effect:

(a) Effective as of the date hereof, Section 6(a) of the First Forbearance Agreement is deleted.

(b) Effective as of the date hereof, Section 6(b) of the First Forbearance Agreement is deleted.

(c)	Effective as of the date hereof, Section 6(f) of the First Forbearance Agreement is deleted.

                7.           In consideration of the accommodations made by Lender hereunder, Borrower agrees as follows:

(a)	Borrower will pay to Lender on demand all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Second Forbearance Agreement and any other transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Lender.

(b) On or before June 30, 2009, Borrower shall raise additional equity capital in an amount of at least $4,000,000.

(c)
On or before May 29, 2009, Borrower will cause Jack J. Walker to execute and deliver to Lender (i) a Second Amendment to Limited Guaranty of Individual in form and substance similar to Exhibit A attached hereto, and (ii) a mortgage against real property located at Commerce and Callaghan streets in San Antonio, TX to secure Jack J. Walker’s guaranty, which mortgage must be in form and substance satisfactory to Lender, but which mortgage will be held in escrow by Lender until any Default occurs, at which time Lender may record the mortgage.

(d)
Borrower shall pay Lender a forbearance fee of Sixty Thousand and No/100 Dollars ($60,000) upon the earlier of (i) the termination date of the Second Forbearance Agreement, or (2) closing of the capital raise referred to in Section 6(b) above.

8.           Each Obligor acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Obligor and Lender, and (c) the execution and delivery of this Second Forbearance Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

9.           To induce Lender to enter into this Second Forbearance Agreement and grant the accommodations set forth herein, each Obligor (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of any Obligor against Lender arising out of or with respect to the Loan Agreement, the Guarantees, any other Loan Document, the Obligations, or any other arrangement or relationship between Lender and any Obligor, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, and whether known or unknown, which any Obligor may have by reason of any manner, cause or things to and including the date of this Second Forbearance Agreement with respect to matters arising out of or with respect to the Loan Agreement, the First Forbearance Agreement, the Guarantees, any other Loan Document, the Obligations, or any other arrangement or relationship between Lender and any Obligor.

10.         To induce Lender to enter into this Second Forbearance Agreement, each Obligor hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default under the First Forbearance Agreement, the Loan Agreement or any of the other Loan Documents, other than the Existing Default.

11.         Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty, with the exception of Section 4(a)(ix) and Section 4(a)(vi) of the Loan Agreement, heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to the First Forbearance Agreement, this Second Forbearance Agreement and the other Loan Documents.  With respect to Section 4(a)(vi) of the Loan Agreement, Borrower herewith discloses the existence of an adversarial proceeding in bankruptcy court with Linens ‘N Things regarding a claim of preferential payment.

12.         Except as expressly set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.  Guarantor acknowledges and agrees that his Guaranty remains in full force and effect after giving effect to this Second Forbearance Agreement and constitutes the legal, valid, binding and enforceable obligations of Guarantor to Lender.

13.         Each Obligor hereby acknowledges that Lender shall not be obligated to release its security interest in any Collateral unless and until the Obligations have been paid in full in cash and the Loan Agreement has been terminated.

14.         This Second Forbearance Agreement constitutes a Loan Document, and any breach of any representation, warranty, covenant, agreement or obligation of Borrower or Guarantors hereunder shall constitute a Default, which shall terminate Lender’s obligation to forbear hereunder and entitle Lender to exercise all of its rights and remedies under the First Forbearance Agreement, the Loan Agreement, the Guaranty and the other Loan Documents.

15.         Each Obligor hereby knowingly, intelligently and voluntarily renounces and waives any and all notice or right to notice, including without limitation any and all rights that Borrower or Guarantors may have under Section 9-601 et seq. of the Uniform Commercial Code to notice of Lender’s intended disposition of any or all of the Collateral, and Lender may, on or after the Forbearance Termination date, dispose of the Collateral or any portion thereof without further notice to Borrower or Guarantors, if Borrower is in default.  THE WAIVER OF NOTICE AS PROVIDED IN THIS PARAGRAPH IS KNOWINGLY AND INTELLIGENTLY GIVEN AFTER DEFAULT UNDER ONE OR MORE OF THE LOAN DOCUMENTS AND IS ACKNOWLEDGED TO BE COMMERCIALLY REASONABLE IN ALL RESPECTS.

16.         Each Obligor agrees to take such further action as Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

17.         This Second Forbearance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

18.         This Second Forbearance Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

19.         This Second Forbearance Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

IN WITNESS WHEREOF, Borrower, Guarantor and Lender have caused this Second Forbearance Agreement to be duly executed as of the date first above written.

FCC, LLC d/b/a FIRST CAPITAL

By:  /s/Lee E. Elmore
        Lee E. Elmore, Senior Vice President

AEROGROW INTERNATIONAL, INC.

By: /s/ Jervis B. Perkins
       Jervis B. Perkins, Chief Executive Officer

Attest:

/s/ Elizabeth Stagg
Elizabeth Stagg, Secretary

(Corporate Seal)

GUARANTOR

/s/ Jack J. Walker
JACK J. WALKER